                                                                 EXHIBIT 99.1


MEDPARTNERS
                                                                    NEWS RELEASE

CONTACT: FOR PHYCOR, INC.:                                   FOR MEDPARTNERS, INC.:
         Joseph C. Hutts                                     Larry R. House
         Chairman, President and Chief Executive Officer     Chairman and Chief Executive Officer
               or                                                or
         John K. Crawford                                    Harold O. Knight, Jr.
         Chief Financial Officer                             Chief Financial Officer
         (615) 665-9066                                      (205) 733-8996


         Investment Relations:                               Investment Relations:
         Shawn Carder                                        Randy Pittman
         Director                                            Vice President - Finance
         (615) 665-9066                                        or
                                                             Tom Bartels
         New York Media Contact:                             Director
         Sam Ostrow                                          (205) 733-8996
         (203) 328-3018
                                                             Media Relations:
         Other Media Contact:                                Tom Dingledy
         Tom Lawrence                                        Vice President-Corporate Communications
         (615) 665-9066                                      (205) 733-8996



                PHYCOR ANNOUNCES AGREEMENT TO ACQUIRE MEDPARTNERS
         COMBINING NATION'S LEADING PHYSICIAN MANAGEMENT ORGANIZATIONS

Birmingham, Alabama (October 29, 1997) - The Boards of Directors of PhyCor, Inc. (Nasdaq/NM:PHYC) and MedPartners, Inc. (NYSE:MDM) today unanimously approved a definitive agreement under which PhyCor would acquire MedPartners, forming a nationwide physician management company with revenues of more that $8.4 billion. Under the terms of the agreement, holders of MedPartners common stock will receive a fixed ratio of 1.18 shares of PhyCor stock for each MedPartners share held. The transaction is valued at approximately $8.0 billion including the assumption of $1.2 billion of debt. The transaction is expected to be accounted for as a pooling-of-interests and to be treated as a tax-free exchange. It is subject to the approval of shareholders of both companies, various state and Federal regulatory agencies, and other customary conditions. Closing of the transactions is anticipated in the first quarter of 1998.

     The combined company will operate in all 50 of the United States and will be affiliated with approximately 35,000 physicians. In addition, the combined company will serve more than three million patients under prepaid health plans.

     "This is an extraordinary and unique opportunity," said Joseph C. Hutts, chairman, president and chief executive officer of PhyCor. "The purpose of PhyCor has always been make a fundamental contribution to our healthcare system. This combination positions us to attain our goal. Despite the combining of the two largest physician management companies, we will only represent approximately 5% of


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
PHYC to Acquire MDM
October 29, 1997
Page 2


all physicians in America. We have plenty of work to do. In an increasingly competitive environment, physicians need organization strength and resources to make a positive difference in healthcare cost and quality. This transaction creates the most compelling physician organization in our nation -- one that meets the needs of physicians, employers, payors, and especially patients."

     Larry R. House, MedPartners' chairman and chief executive officer, commented, "These are the two preeminent physician practice companies in the industry, and each has been on the leading edge of developing strong physician networks to improve patient service and outcomes. The companies' complementary strategies accelerate our opportunity to continue building the premier physician-driven healthcare delivery system in the United States. This merger is in the best interests of shareholders, physicians, and employees and will result in an enterprise that is uniquely positioned to meet the needs of patients and payors nationwide."

     Mr. Hutts will remain chairman, president and chief executive officer of the combined entity. Mr House will join PhyCor's current 11-member board along with another current MedPartners director, Richard M. Scrushy, chairman and chief executive officer of HEALTHSOUTH (NYSE:HRC) of Birmingham, Alabama.

     PhyCor, Inc. is a physician practice management company that operates multi-speciality clinics and manages independent practice associations (IPAs). The Company operates 53 clinics will approximately 3,780 physicians in 28 states and manages IPAs with over 17,800 physicians in 27 markets.

     MedPartners, Inc. is a physician practice management company operating in 40 states. The company develops, consolidates and manages healthcare delivery systems. Through the company's network of affiliated group and IPA physicians, MedPartners provides primary and specialty healthcare services to prepaid managed care enrollees and fee-for-service patients. MedPartners also manages the nation's largest independent prescription management company.

     BT Alex. Brown Incorporated and Smith Barney Inc. acted as financial advisors to PhyCor and MedPartners, respectively.


     This press release contains forward-looking information. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be significantly impacted by certain risks and uncertainties described herein and in the Company's annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 1996.

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



                    PHYCOR, INC./MEDPARTNERS, INC. MERGER

                                  FACT SHEET

Combined Company Highlights:
-     Approximately 35,000 affiliated physicians
-     Over 36,000 employees in 44 states
-     $8.4 billion in annualized revenue (third quarter annualized)
-     $717 million in annualized EBITDA (third quarter annualized)

Terms of the Merger:
- PhyCor will issue approximately 236 million shares in connection with the merger
- Transaction valued at $8.0 billion including $1.2 billion in assumed debt (10/28/97 price)
- Each MedPartners share will convert into 1.18 shares of PhyCor common stock
- Transaction expected to be accounted for as a pooling-of-interests and a tax-free exchange
-     Customary break-up fees for a transaction of this size


Key Operating Statistics:


                                                PhyCor        MedPartners      COMBINED
                                              ---------      -------------     --------
Physicians:
   Group Physicians                               3,780              3,385         7,165
   Hospital-Based and Other Physicians               -               2,475         2,475
   IPA Physicians                                17,800              7,482        25,282
                                              ----------     -------------     ---------
      Total                                      21,580             13,342        34,922
                                              ==========     =============     =========

Practices                                            53                289           342
Locations                                           495                674         1,169
Markets                                              73                 51           110
States                                               28                 40            44

Prepaid Enrollment:
   Professional Only                            968,405          1,174,221     2,142,626
   Global                                       155,862            962,645     1,118,507
                                              ---------      -------------     ---------
      Total Prepaid Enrollment                1,124,267          2,136,866     3,261,133
                                              =========      =============     =========

Senior Enrollment                               169,733            248,000       417,733


Run-Rate Financials (third quarter annualized - in millions):

Net Health Services Revenue                   $   2,220      $       6,220     $   8,440
Revenue Net of Payments and
   Pass-Through Costs                         $   1,137      $       3,308     $   4,445
EBITDA                                        $     192      $         525     $     717
Net Income                                    $      60      $         218     $     278

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